CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,520,220	$195.80

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

July 2014 Pricing Supplement No. 180 Registration Statement No. 333-190038 Dated July 31, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Trigger PLUS Based on the Performance of a Basket of Two Indices and One Exchange-Traded Fund due February 5, 2018
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the Trigger PLUS will pay no interest and do not guarantee any return of principal at maturity.  If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, at maturity investors will receive the stated principal amount of their investment.  However, if the final basket level is less than the trigger level, at maturity investors will lose a significant portion or all of the stated principal amount of their investment, resulting in a 1% loss for every 1% that the final basket level declines from the initial basket level.  The amount investors receive will be less than 90% of the stated principal amount and could be zero.  The Trigger PLUS are for investors who seek exposure to a basket of two indices and one exchange-traded fund as specified below and who are willing to risk their principal and forgo current income in exchange for the leverage feature and the limited protection against loss that applies only if the final basket level is greater than or equal to the trigger level.  Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are senior unsecured debt obligations of Barclays Bank PLC, and all payments on the Trigger PLUS are subject to the creditworthiness of Barclays Bank PLC, and are not guaranteed by any third party.
FINAL TERMS
Issuer:	Barclays Bank PLC
Basket:	Basket component	Bloomberg ticker symbol	Initial basket component value	Weighting
	S&P 500® Index (the “SPX Index”)*	SPX	1,930.67	1/3
	EURO STOXX 50® Index (the “SX5E Index”)*	SX5E	3,115.51	1/3
	WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”)	DXJ	$49.97	1/3
* We refer to the SPX Index and SX5E Index each individually as an “index basket component” and together as “index basket components.”
Aggregate principal amount:	$1,520,220
Stated principal amount:	$10 per Trigger PLUS
Initial issue price:	$10 per Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date:	July 31, 2014
Original issue date:	August 5, 2014 (3 business days after the pricing date)
Valuation date:†	January 31, 2018, subject to postponement
Maturity date:†	February 5, 2018, subject to postponement
Interest:	None
Payment at maturity (per Trigger PLUS):
•    If the final basket level is greater than the initial basket level:
the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity
•    If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level:
$10
•    If the final basket level is less than the trigger level:
$10 × basket performance factor
This amount will be less than the stated principal amount of $10 and will represent a loss of at least 10%, and possibly all, of an investor’s initial investment.  Investors may lose their entire initial investment in the Trigger PLUS.  Any payment on the Trigger PLUS is subject to the creditworthiness of the Issuer and is not guaranteed by any third party.  For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of Issuer” in this document.

Maximum payment at maturity:	$14.00 per Trigger PLUS (140% of the stated principal amount)
Leveraged upside payment:	$10 × leverage factor × basket return
Leverage factor:	200%
Trigger level:	90, which is 90% of the initial basket level of 100
Basket return:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer
Per Trigger PLUS	$10	$10	$0.30	$9.70
Total	$1,520,220.00	$1,520,220.00	$45,606.60	$1,474,613.40
(1)
Our estimated value of the Trigger PLUS on the pricing date, based on our internal pricing models, is $9.446 per Trigger PLUS.  The estimated value is less than the initial issue price of the Trigger PLUS.  See “Additional Information Regarding Our Estimated Value of the Trigger PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.30 for each Trigger PLUS they sell.  See “Supplemental Plan of Distribution.”

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Trigger PLUS and hold such Trigger PLUS for investment for a period of at least 30 days.  Accordingly, the total principal amount of the Trigger PLUS may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Trigger PLUS in the secondary market. Circumstances may occur in which our interest or those of our affiliates could be in conflict with your interests.
Investing in the Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 12 and on page S-6 of the prospectus supplement.  You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.
Any payment on the Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of Issuer” in this document.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Index Supplement dated July 19, 2013
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or determined that this document is truthful or complete.  Any representation to the contrary is a criminal offense.
We may use this document in the initial sale of the Trigger PLUS.  In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Trigger PLUS after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

Terms continued from previous page:
Initial basket level:	Set equal to 100 on the pricing date
Final basket level:	The basket closing level on the valuation date
Basket closing level:
The basket closing level on the valuation date will be calculated as follows:
100 × [1 + the aggregate sum, for all basket components, of (component return of each such basket component × weighting of such basket component)]

Component return:	The component return of each basket component will equal: (final basket component value – initial basket component value) / initial basket component value
Initial basket component value:
The initial basket component value of each basket component is equal to the closing level or closing price, as applicable, of such basket component on the pricing date, as set forth under “Basket—Initial basket component value” above.

Final basket component value:	The final basket component value of each basket component will equal the closing level or closing price, as applicable, of such basket component on the valuation date.
CUSIP/ISIN:	06742W455 / US06742W4556
Closing level:
The closing level of an index basket component on any scheduled trading day will be the closing level of such index basket component as published at the regular weekday close of trading on that scheduled trading day as displayed on the Bloomberg Professional® service page as set forth under “Basket—Bloomberg ticker symbol” above with respect to such index basket component or any successor page on Bloomberg Professional® service or any successor service, as applicable.  In certain circumstances, the closing level of an index basket component will be based on the alternate calculation of such index basket component as described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Listing:	We do not intend to list the Trigger PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

†
The maturity date and valuation date are subject to postponement.  See “Additional Information about the Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Trigger PLUS—Additional provisions—Postponement of valuation date” and “Additional Information about the Trigger PLUS—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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Additional Terms of the Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Trigger PLUS are a part.  This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement as the Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•           Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•           Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•           Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The Trigger PLUS constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the Trigger PLUS may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Trigger PLUS on the pricing date is less than the initial issue price of the Trigger PLUS.  The difference between the initial issue price of the Trigger PLUS and our estimated value of the Trigger PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Trigger PLUS and other costs in connection

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with the Trigger PLUS that we will no longer expect to incur over the term of the Trigger PLUS.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Trigger PLUS and any agreement we may have with the distributors of the Trigger PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 12 of this document.

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Investment Summary

Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

The Trigger PLUS Based on the Performance of a Basket of Two Indices and One Exchange-Traded Fund due February 5, 2018 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪
To provide limited protection against a loss of principal in the event of a decline of the basket from the pricing date to the valuation date, but only if the final basket level is greater than or equal to the trigger level

If the final basket level is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 3.5 years
Leverage factor:	200%
Trigger level:	90% of the initial basket level
Maximum payment at maturity:	$14.00 per Trigger PLUS (140% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Basket weighting:	1/3 for each basket component
Interest:	None

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the basket, subject to a maximum payment at maturity of $14.00 per Trigger PLUS (140% of the stated principal amount).  In exchange for enhanced performance of 200% of any appreciation of the basket, subject to the maximum payment at maturity, at maturity investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.  If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity.  If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, at maturity investors will receive the stated principal amount of their investment. However, if the final basket level is less than the trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% that the final basket level declines from the initial basket level.  The amount investors receive will be less than 90% of the stated principal amount and could be zero.    Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance
The Trigger PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket, subject to the maximum payment at maturity.

Trigger Feature
At maturity, even if the basket has depreciated in value over the term of the Trigger PLUS, investors will receive their stated principal amount, but only if the final basket level is greater than or equal to the trigger level.

Upside Scenario
The final basket level is greater than the initial basket level.  In this case, at maturity, the Trigger PLUS pay the stated principal amount of $10 plus 200% of the basket return, subject to the maximum payment at maturity of $14.00 per Trigger PLUS (140% of the stated principal amount).

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Par Scenario
The final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level.  In this case, at maturity, the Trigger PLUS pay the stated principal amount of $10 per Trigger PLUS even though the basket has depreciated in value.

Downside Scenario
The final basket level is less than the trigger level.  In this case, at maturity, the Trigger PLUS pay less than 90% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final basket level from the initial basket level.  For example, if the final basket level is 55% less than the initial basket level, the Trigger PLUS will pay $4.50 per Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment in the Trigger PLUS.

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How the Trigger PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	200%
Trigger level:	90, or 90% of the initial basket level of 100
Maximum payment at maturity:	$14.00 per Trigger PLUS (140% of the stated principal amount)
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS.

Trigger PLUS Payoff Diagram

How it works

▪
Upside Scenario. If the final basket level is greater than the initial basket level, at maturity investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket over the term of the Trigger PLUS, subject to the maximum payment at maturity.  Under the terms of the Trigger PLUS, investors will realize the maximum payment at maturity at a final basket level of 120% of the initial basket level.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 6% return, or $10.60 per Trigger PLUS.
▪	If the basket appreciates by 30%, investors would receive only the maximum payment at maturity of $14.00 per Trigger PLUS, or 140% of the stated principal amount.
▪
Par Scenario.  If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, at maturity investors will receive the stated principal amount of $10 per Trigger PLUS.

▪	For example, if the basket depreciates by 5%, at maturity investors would receive the $10 stated principal amount per Trigger PLUS.

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▪
Downside Scenario.  If the final basket level is less than the trigger level, at maturity investors will receive an amount that is significantly less than the $10 stated principal amount, by an amount based on a 1% loss of principal for each 1% decline in the basket.  This amount will be less than 90% of the stated principal amount per Trigger PLUS. Investors may lose their entire initial investment in the Trigger PLUS.

▪	For example, if the basket depreciates 50%, at maturity investors would lose 50% of their principal and would receive only $5.00 per Trigger PLUS, or 50% of the stated principal amount.

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What Is the Total Return on the Trigger PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Trigger PLUS.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00.  The table and examples below reflect the maximum payment at maturity of $14.00 (140% of the stated principal amount), the leverage factor of 200%, the initial basket level of 100 and the trigger level of 90 (or 90% of the initial basket level).  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Trigger PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Trigger PLUS.

Final basket level	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on Trigger PLUS
150	50.00%	N/A	$14.00	40.00%
140	40.00%	N/A	$14.00	40.00%
130	30.00%	N/A	$14.00	40.00%
120	20.00%	N/A	$14.00	40.00%
110	10.00%	N/A	$12.00	20.00%
105	5.00%	N/A	$11.00	10.00%
100	0.00%	N/A	$10.00	0.00%
95	-5.00%	N/A	$10.00	0.00%
90	-10.00%	N/A	$10.00	0.00%
85	-15.00%	85.00%	$8.50	-15.00%
80	-20.00%	80.00%	$8.00	-20.00%
70	-30.00%	70.00%	$7.00	-30.00%
60	-40.00%	60.00%	$6.00	-40.00%
50	-50.00%	50.00%	$5.00	-50.00%
40	-60.00%	40.00%	$4.00	-60.00%
30	-70.00%	30.00%	$3.00	-70.00%
20	-80.00%	20.00%	$2.00	-80.00%
10	-90.00%	10.00%	$1.00	-90.00%
0	-100.00%	0.00%	$0.00	-100.00%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and the total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial basket component values of 100 and $100, as applicable, and the maximum payment at maturity of $14.00.  Hypothetical initial basket component values of 100 and $100 have been chosen for illustrative purposes only and do not represent the actual initial basket component value for any basket component.  Please see “Basket Overview” below for recent actual values of the basket components.  The actual initial basket component values are set forth on the cover of this document.

Example 1: The level of the basket increases from an initial basket level of 100 to a final basket level of 130.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100	160	60.00%	1/3
SX5E Index	100	110	10.00%	1/3
DXJ Fund	$100	$120	20.00%	1/3

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Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(60.00% × 1/3) + (10.00% × 1/3) + (20.00% × 1/3)]) = 130

Therefore, the final basket level is 130.

Step 2:  Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity
= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $14.00

First, calculate the basket return:

Basket return = (final basket level – initial basket level) / initial basket level = (130 – 100) / 100 = 30.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = ($10 × 200% × 30.00%) = $6.00

Because $10 + the leveraged upside payment of $6.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $14.00 per $10 stated principal amount of Trigger PLUS, representing a 40.00% total return on the Trigger PLUS.

Example 2: The level of the basket increases from an initial basket level of 100 to a final basket level of 105.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100	112	12.00%	1/3
SX5E Index	100	95	-5.00%	1/3
DXJ Fund	$100	$108	8.00%	1/3

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(12.00% × 1/3) + (-5.00% × 1/3) + (8.00% × 1/3)]) = 105

Therefore, the final basket level is 105.

Step 2:  Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity
= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $14.00

First, calculate the basket return:

Basket return = (final basket level – initial basket level) / initial basket level = (105 – 100) / 100 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = ($10 × 200% × 5.00%) = $1.00

Because $10 + the leveraged upside payment of $1.00 is less than the maximum payment at maturity, the payment at maturity is $10.00 + $1.00, which equals $11.00 per $10 stated principal amount of Trigger PLUS, representing a 10.00% total return on the Trigger PLUS.

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Example 3: The level of the basket decreases from an initial basket level of 100 to a final basket level of 95

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100	92	-8.00%	1/3
SX5E Index	100	103	3.00%	1/3
DXJ Fund	$100	$90	-10.00%	1/3

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(-8.00% × 1/3) + (3.00% × 1/3) + (-10.00% × 1/3)]) = 95

Therefore, the final basket level is 95.

Step 2:  Calculate the payment at maturity.

Because the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level of 90, the payment at maturity is equal to the stated principal amount of $10 per Trigger PLUS.

The total return on the Trigger PLUS is 0.00%.

Example 4: The level of the basket decreases from an initial basket level of 100 to a final basket level of 50.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100	37	-63.00%	1/3
SX5E Index	100	53	-47.00%	1/3
DXJ Fund	$100	$60	-40.00%	1/3

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(-63.00% × 1/3) + (-47.00% × 1/3) + (-40.00% × 1/3)]) = 50

Therefore, the final basket level is 50.

Step 2:  Calculate the payment at maturity.

Because the final basket level is less than the trigger level, the payment at maturity is calculated as follows:

($10 × basket performance factor)
= ($10 × (final basket level / initial basket level))
= ($10 × (50 / 100)) = $5.00

Therefore, the payment at maturity is $5.00 per $10 stated principal amount of Trigger PLUS, representing a -50% total return on the Trigger PLUS.

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Principal at Risk Securities

Risk Factors

An investment in the Trigger PLUS involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.  Investing in the Trigger PLUS is not equivalent to investing directly in the basket, any of the basket components or any of the securities composing or held by any basket component.  The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement and in the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;
•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”;
•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or Barrier Level”;
•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;
•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than the Reference Asset.”

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The trigger feature provides protection only for a limited range of negative performance of the basket, and the Trigger PLUS do not pay interest or guarantee return of principal.  The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the final basket level is less than the trigger level (which is 90% of the initial basket level), the payment at maturity will be an amount in cash that is significantly less than the $10 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the decrease in the final basket level from the initial basket level, and may be zero.  There is no minimum payment at maturity on the Trigger PLUS and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

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The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity.  The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $14.00 per Trigger PLUS (140% of the stated principal amount).  Although the leverage factor provides 200% exposure to any increase in the final basket level over the initial basket level, because the payment at maturity will be limited to 140% of the stated principal amount for the Trigger PLUS, any increase in the final basket level over the initial basket level by more than 20% of the initial basket level will not further increase the return on the Trigger PLUS.

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Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the Trigger PLUS, and changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.  In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the Trigger PLUS during periods of negative performance of the basket components.

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Credit of Issuer. The Trigger PLUS are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Trigger PLUS depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by a third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Trigger PLUS.

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The Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited.  There may be little or no secondary market for the Trigger PLUS.  We do not intend to list the Trigger PLUS on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily.  Because other dealers are not likely to make a secondary market for the Trigger PLUS, the price, if any, at which you may

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be able to trade your Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Trigger PLUS.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Trigger PLUS.  Accordingly, you should be willing to hold your Trigger PLUS to maturity.

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Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent has determined the initial basket component values, will determine the final basket component values and the final basket level, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final basket level in the event of a discontinuance of a basket component, may adversely affect the payout to you at maturity.

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Suitability of the Trigger PLUS for investment. You should reach a decision to invest in the Trigger PLUS after carefully considering, with your advisors, the suitability of the Trigger PLUS in light of your investment objectives and the specific information set out in this document, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Trigger PLUS for investment.

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The payment at maturity of the Trigger PLUS is not based on the value of the basket components or the level of the basket at any time other than at closing on the valuation date.  The payment at maturity is not based on the value of the basket components or the level of the basket at any time other than the closing level or closing price of each basket component, as applicable, on the valuation date and will be based solely on the final basket level as compared to the initial basket level.  Therefore, if the level of the basket drops precipitously by the valuation date, the payment at maturity, if any, that you will receive for your Trigger PLUS may be significantly less than it would otherwise have been had such payment been linked to the level of the basket at any time prior to such drop.

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There are risks associated with investments in securities, such as the Trigger PLUS, linked to the value of non-U.S. equity securities.  The Trigger PLUS are linked to the value of non-U.S. equity securities.  Investments in securities linked to the value of any non-U.S. equity securities, such as the securities composing the SX5E Index and the securities held by the DXJ Fund, respectively, involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

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The currency hedge strategy employed by the DXJ Fund may not sufficiently reduce its exposure to currency fluctuations.  The value of the DXJ Fund is related to the U.S. dollar value of equity securities that trade in Japanese yen.  The DXJ Fund attempts to mitigate the impact of currency fluctuations on its performance by entering into forward currency contracts or futures contracts designed to offset its exposure to the Japanese yen.  The notional amount of forward contracts and futures contracts entered into by the DXJ Fund is based on the aggregate exposure of the DXJ Fund to the Japanese yen.  However, this approach may not eliminate the exposure of the DXJ Fund to the Japanese yen.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar.  As a result, the holders of the Notes are likely to be exposed to some currency exchange rate risk with respect to the Japanese yen.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currency hedge strategy employed by the DXJ Fund is able to mitigate currency fluctuations and the extent to which the Japanese yen strengthens or weakens against the U.S. dollar.  If the U.S. dollar strengthens against the Japanese yen, the price of the DXJ Fund could be adversely affected and the payment at maturity on the Notes could be reduced.

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The performance of the DXJ Fund will not likely benefit from the appreciation of the Japanese Yen relative to the U.S. Dollar.  The DXJ Fund’s currency hedge strategy will likely result in lower returns in the DXJ Fund than an equivalent unhedged investment in securities trading in Japanese yen when the Japanese yen is rising relative to the U.S. dollar.

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Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have a positive impact on the DXJ Fund (as compared to returns of such an equivalent unhedged investment).

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The Trigger PLUS do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX5E index.  The value of the Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX5E Index are denominated, although any currency fluctuations could affect the performance of the SX5E Index.  Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the Trigger PLUS, you will not receive any additional payment or incur any reduction in your payment at maturity.

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The calculation agent has discretion to make antidilution adjustments.  For certain events affecting the DXJ Fund that the calculation agent determines to have a diluting or concentrating effect on the theoretical value of those shares, the calculation agent may make adjustments to the terms of the Trigger PLUS.  However, the calculation agent is not required to make such adjustments in response to all events that could affect the DXJ Fund.  If an event occurs that does not require the calculation agent to make such adjustments, the value of the Trigger PLUS may be materially and adversely affected.  The calculation agent will make all determinations with respect to antidilution adjustments, including any determinations as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made.

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Certain features of exchange-traded funds will impact the value of the Trigger PLUS.  The performance of the DXJ Fund does not fully replicate the performance of the WisdomTree Japan Hedged Equity Index (the “share underlying index”).  The DXJ Fund may not fully replicate its share underlying index, and may hold securities not included in such share underlying index.  The value of the DXJ Fund is subject to:

o	Management risk. This is the risk that the investment strategy for the DXJ Fund, the implementation of which is subject to a number of constraints, may not produce the intended results.

o
Derivatives risk.  The DXJ Fund may invest in stock index futures contracts and other derivatives.  A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index.  Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the DXJ Fund’s losses, and, as a consequence, the return on your Trigger PLUS may be less than if the DXJ Fund invested only in conventional securities.

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Adjustments to the DXJ Fund or to its share underlying index could adversely affect the value of the Trigger PLUS.  The investment adviser to the DXJ Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the DXJ Fund.  Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the components of the DXJ Fund.  Any of these actions could adversely affect the value of the DXJ Fund and, consequently, the value of the Trigger PLUS.

In addition, the publisher of the share underlying index is responsible for calculating and maintaining the share underlying index.  The share underlying index publisher may add, delete or substitute the securities composing the share underlying index or make other methodological changes required by certain corporate events relating to the securities composing the share underlying index, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the share underlying index.  The share underlying index publisher may also discontinue or suspend calculation or publication of the share underlying index at any time.  If this discontinuance or suspension occurs, following the termination of the related fund, the calculation agent will have the sole discretion to substitute a successor fund that is comparable to the discontinued fund, or if the calculation agent determines that no successor fund is available, to accelerate the maturity date of the Trigger PLUS.  Any of these actions could adversely affect the value of the DXJ Fund and, consequently, the value of the Trigger PLUS.

For a description of the actions that may be taken by the calculation agent in the event that a publisher of a share underlying index discontinues or suspends calculation of a share underlying index or an ETF issuing the DXJ Fund is liquidated or otherwise terminated, please see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the prospectus supplement.

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Investing in the Trigger PLUS is not equivalent to investing in any of the basket components or the securities composing or held by the basket components.  Investing in the Trigger PLUS is not equivalent to investing in any of the basket components or the securities composing or held by such basket components.  Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing or held by any of the basket components.

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Adjustments to an index basket component could adversely affect the value of the Trigger PLUS.  The publisher of an index basket component may discontinue or suspend calculation or publication of such index basket component at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index basket component and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

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Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Trigger PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket components and the level of the basket and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket component values and, therefore, the price and/or level at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

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The market price of the Trigger PLUS will be influenced by many unpredictable factors.  Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Trigger PLUS in the secondary market.  Although we expect that generally the values of the basket components on any day will affect the value of the Trigger PLUS more than any other single factor, other factors that may influence the value of the Trigger PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the basket component and the securities composing or held by the basket components;

o	dividend rates on the securities composing or held by the basket components;

o	interest and yield rates in the market;

o	time remaining until the Trigger PLUS mature;

o	supply and demand for the Trigger PLUS;

o	exchange rates of the U.S. dollar relative to the currencies in which the securities composing the SX5E Index or the securities held by the DXJ Fund trade;

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities composing the or held by any basket component and that may affect the final basket level; and

o	any actual or anticipated changes to our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Basket Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

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The estimated value of your Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated value referenced above may be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

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The estimated value of your Trigger PLUS is lower than the initial issue price of your Trigger PLUS.  The estimated value of your Trigger PLUS on the pricing date is lower than the initial issue price of your Trigger PLUS.  The difference between the initial issue price of your Trigger PLUS and the estimated value of the Trigger PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

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The estimated value of the Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Trigger PLUS in the secondary market.  As a result, the secondary market price of your Trigger PLUS may be materially different from the estimated value of the Trigger PLUS determined by reference to our internal pricing models.

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The estimated value of your Trigger PLUS is not a prediction of the prices at which you may sell your Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Trigger PLUS and may be lower than the estimated value of your Trigger PLUS. The estimated value of the Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Trigger PLUS.  Further, as secondary market prices of your Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Trigger PLUS, secondary market prices of your Trigger PLUS will likely be lower than the initial issue price of your Trigger PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which we may initially buy the Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Trigger PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Trigger PLUS on the pricing date, as well as the secondary market value of the Trigger PLUS, for a temporary period after the initial issue date of the Trigger PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Trigger PLUS.

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We and our affiliates may engage in various activities or make determinations that could materially affect your Trigger PLUS in various ways and create conflicts of interest.  We and our affiliates establish the offering price of the Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Trigger PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Trigger PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell these Trigger PLUS instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Trigger PLUS. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Trigger PLUS. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Trigger PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Trigger PLUS into account in conducting these activities.

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The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Trigger

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PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Trigger PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS could be materially and adversely affected.  For example, because the DXJ Fund is a basket component, the Trigger PLUS could be treated as subject (in whole or in part) to the “constructive ownership transaction” rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”).

In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Trigger PLUS (including possible alternative treatments, the potential application of the constructive ownership regime, and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket is a weighted basket composed of two indices and one exchange-traded fund.
Basket component information as of July 31, 2014
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago	52 Week High	52 Week Low	Weighting
S&P 500® Index	SPX	1,930.67	1,706.87	1,987.98	1,630.48	1/3
EURO STOXX 50® Index	SX5E	3,115.51	2,808.64	3,314.80	2,721.37	1/3
WisdomTree Japan Hedged Equity Fund	DXJ	$49.97	$46.87	$50.84	$43.83	1/3

The following graph is calculated to show the performance of the basket during the period from January 2, 2008 through July 31, 2014 assuming the basket components are weighted as set forth above and that the initial basket level was 100 on January 2, 2008, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage factor or the maximum payment at maturity on the Trigger PLUS, nor does it attempt to show your expected return on an investment in the Trigger PLUS.  You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the price of any basket component will be offset by decreases in the prices of the other basket components.  The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance January 2, 2008 through July 31, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The following graphs set forth the closing level or closing price for each of the basket components, as applicable, for each quarter in the period from January 2, 2008 through July 31, 2014.  The related tables set forth the published high and low, as well as end-of-quarter, closing levels or closing prices for each respective basket component, as applicable, for the same period.  The initial basket component values are, in the case of the SPX Index, 1,930.67, in the case of the SX5E Index, 3,115.51 and in the case of the DXJ Fund, $49.97.  We obtained the information in the tables and graphs from Bloomberg, L.P., without independent verification.  The historical values and historical performance of the basket components should not be taken as an indication of future performance.  We cannot give you any assurance that the basket will appreciate over the term of the Trigger PLUS or that you will not suffer a loss on your initial investment in the Trigger PLUS.

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S&P 500® Index

All information regarding the SPX Index set forth in this pricing supplement reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The SPX Index is calculated, maintained and published by S&P Dow Jones Indices LLC.

The SPX Index is reported by Bloomberg under the ticker symbol “SPX <Index>”. The SPX Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The daily calculation of the level of the SPX Index, discussed in further detail in the accompanying index supplement, is based on the aggregate market value of the common stocks of 500 leading companies in leading industries of the U.S. economy as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P 500® Index	High	Low	Period End
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter (through July 31, 2014)	1,987.98	1,930.67	1,930.67

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Closing Levels of the S&P 500® Index January 2, 2008 through July 31, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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EURO STOXX 50® Index

The SX5E Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The EURO STOXX 50® provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50 Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the EURO STOXX 50 Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.  The information on the SX5E Index provided in this document should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter (through July 31, 2014)	3,289.75	3,115.51	3,115.51

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Closing Levels of the EURO STOXX 50® Index January 2, 2008 through July 31, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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WisdomTree Japan Hedged Equity Fund

We have derived all information contained in this document regarding the WisdomTree Japan Hedged Equity Fund (the “Fund”) from the Fund’s current prospectus dated August 1, 2013, as revised on May 2, 2014, and other publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, the WisdomTree Trust and WisdomTree Asset Management, Inc. (“WisdomTree”).  The Fund is an investment portfolio managed by WisdomTree, the investment advisor to the Fund and by Mellon Capital Management Corporation (“Mellon Capital”), the sub-advisor to the Fund.  The Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DXJ.”

The WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the SEC by the WisdomTree Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the WisdomTree Trust, WisdomTree, Mellon Capital and the Fund, please see the Fund’s prospectus.  In addition, information about the Fund, WisdomTree and Mellon Capital may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Fund’s website at http://www.wisdomtree.com/etfs.  Information contained in the Fund’s website is not incorporated by reference in, and should not be considered a part of, this document.

Investment Objective and Strategy

The Fund seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index (the “share underlying index”).  The share underlying index is designed to provide exposure to certain dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen movements relative to the U.S. dollar through exposures to the 1-month forward currency exchange rate between the Japanese yen and the U.S. dollar.  See “The WisdomTree Japan Hedged Equity Index” below for more information about the share underlying index.

The Fund employs a “passive management” — or indexing — investment approach designed to track the performance of the share underlying index.  The Fund attempts to invest all, or substantially all, of its assets in the component securities that make up the share underlying index.  The Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of the component securities in the share underlying index whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the share underlying index as a whole.  Under normal circumstances, at least 95% of the Fund’s total assets (exclusive of collateral held from securities lending) will be invested in the component securities of the share underlying index.  To the extent the share underlying index concentrates (i.e., holds 25% or more of its total assets) in the securities of a particular industry or group of industries, the Fund will concentrate its investments to approximately the same extent.

As of July 30, 2014, the Fund held securities of Japanese companies in the following industry sectors: Consumer Discretionary (24.65%), Industrials (22.92%), Information Technology (14.28%), Financials (10.96%), Materials (9.40%), Consumer Staples (9.32%) and Health Care (8.08%). The Fund also may invest its assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options and swaps.

Currency exposure

To mitigate the currency risk resulting from the Fund’s exposure to the Japanese yen, the Fund may enter into forward currency contracts or futures contracts.  The amount of forward contracts and futures contracts in the Fund is based on the aggregate exposure of the Fund to the Japanese yen.  This currency mitigation approach may not offset the actual fluctuations between the Japanese yen and the U.S. dollar and as a result, may not eliminate the currency risk resulting from the Fund’s exposure to the Japanese yen.  A decline in the value of the Japanese yen relative to the U.S. dollar could result in a decline in the value of the Fund and, therefore, could result in a loss in your investment in the Notes.

The WisdomTree Japan Hedged Equity Index

We have derived all information contained in this document regarding the share underlying index from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, Wisdom Tree Investments, Inc. (“WTI”).

The share underlying index is a stock index calculated, published and disseminated by WTI, and is designed to provide exposure to a segment of the Japanese equity markets while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar.  The share underlying index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan.  By excluding companies that derive 80% or more of their revenue from Japan, the share underlying index is concentrated on dividend-paying companies with a more significant

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non-Japan revenue base.  The companies included in the share underlying index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased.  The share underlying index is a currency hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the share underlying index is identical to the selection and weighting methodology used for the WJD Index.

Selection Criteria

To be eligible for inclusion in the share underlying index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the share underlying index; (ii) market capitalization of at least $100 million as of the rebalance of the share underlying index; (iii) average daily dollar volume of at least $100,000 for the three months preceding the rebalance of the share underlying index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the share underlying index.

Companies are weighted in the share underlying index based on annual cash dividends paid.  At the time of the annual rebalance of the share underlying index, the maximum weight of any single security in the share underlying index is capped at 5% and the maximum weight of any one sector in the share underlying index is capped at 25%.  In response to market conditions, security and sector weights may fluctuate above the specified cap between annual rebalance of the share underlying index dates.  WTI, as index provider, currently uses Standard & Poor’s Global Industry Classification Standards (“S&P GICS”) to define companies in each sector.  The following sectors are included in the share underlying index: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, telecommunication services, and utilities.  A sector is comprised of multiple industries. For example, the energy sector is comprised of companies in, among others, the natural gas, oil and petroleum industries.

Index Calculation

The share underlying index is a currency hedged version of the WJD Index.  The index values of the WJD Index are calculated by aggregating the sum of the product of number of stocks in the share underlying index for a component company, the price of such stock and the cross rate of the Japanese yen against the U.S. dollar.  This value is then adjusted by a divisor.  By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions.

The WJD Index is calculated whenever the New York Stock Exchange is open for trading.  If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes.  If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the WJD Index.  Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The share underlying index is a currency hedged version of the WJD Index, and the share underlying index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

The share underlying index is calculated on a daily basis and it uses to a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations.  The precise calculation for the daily hedged currency index is as follows:

WT _ Hedged1=WT _ Hedged0 *(	WT _ Unhedged1 WT _Unhedged0	+ HedgeRet1)

HedgeRet1 =	Spot Ratem0	–	Spot Ratem0

	Forward Ratem0		Spot Ratemd + (	D - d	)*(Forward Ratemd - Spot Ratemd)
D

Where:
•	Forward Rate = WM/Reuters 1-month forward rate in non-U.S. currency per U.S. dollar
•	Spot Rate = Spot Rate in non-U.S. currency per U.S. dollar.
•	For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is the last day of month m-1.
•	D = total number of days in month m

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Weighting

The share underlying index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index.  The initial weight of a component in the share underlying index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”).  Special dividends are not included in the computation of weights of the share underlying index.  The Cash Dividend Factor is calculated for every component in the share underlying index and then summed.  The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that share underlying index.  The International Weighting Date is the date on which component weights are set and it occurs immediately after the close of trading on the third Wednesday of June.  New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the “International Reconstitution Date”).

The weighting of the share underlying index will be modified in the event of the following weighting modification events:

(i)
The maximum weight of any individual component security is capped at 5% on the annual rebalance prior to the introduction of sector caps.  The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

(ii)	Where a sector achieves a weight that is greater than or equal to 25% of the share underlying index, weight of companies will be proportionally reduced to 25% as of the annual screening date.
(iii)
Where the collective weight of the component securities of the share underlying index whose individual current weights are greater than or equal to 5.0% of the share underlying index is greater than or equal to 50.0% of the share underlying index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the share underlying index at the close of the current calendar quarter.  All other components in the share underlying index will also be rebalanced to reflect their relative weights before the adjustment.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the calculation of the index value of the share underlying index.  However, special dividends that are not reinvested in the share underlying index require index divisor adjustments.

Maintenance of the Share Underlying Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions.  Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the number of stocks of such constituent included in the share underlying index and the stock prices of the component companies in the share underlying index.  Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the share underlying index or in the stock prices of the component companies in the share underlying index.  Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments.  Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions.  Whenever possible, changes to the components of the share underlying index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments

Changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the share underlying index.  Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date.  In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter.  For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

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WisdomTree Japan Hedged Equity Fund (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$50.81	$46.12	$48.54
Second Quarter	$53.18	$47.72	$49.09
Third Quarter	$48.70	$40.38	$42.35
Fourth Quarter	$42.15	$31.32	$39.39
2009
First Quarter	$39.77	$28.76	$32.78
Second Quarter	$38.92	$33.10	$38.16
Third Quarter	$41.63	$37.15	$40.60
Fourth Quarter	$40.61	$37.35	$39.33
2010
First Quarter	$42.74	$39.90	$42.24
Second Quarter	$42.88	$35.57	$35.64
Third Quarter	$37.19	$34.73	$36.02
Fourth Quarter	$38.74	$34.55	$38.17
2011
First Quarter	$41.21	$33.50	$36.87
Second Quarter	$37.23	$34.39	$36.14
Third Quarter	$37.06	$31.56	$32.52
Fourth Quarter	$33.06	$30.49	$31.34
2012
First Quarter	$37.02	$31.40	$36.90
Second Quarter	$36.71	$30.08	$33.18
Third Quarter	$33.42	$30.34	$31.62
Fourth Quarter	$36.88	$30.77	$36.88
2013
First Quarter	$44.23	$36.66	$43.19
Second Quarter	$52.91	$40.82	$45.61
Third Quarter	$49.48	$43.83	$47.93
Fourth Quarter	$50.84	$45.31	$50.84
2014
First Quarter	$50.43	$45.07	$47.34
Second Quarter	$50.60	$44.84	$49.37
Third Quarter (through July 31, 2014)	$50.80	$48.86	$49.97

Closing Prices of the WisdomTree Japan Hedged Equity Fund January 2, 2008 through July 31, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes — Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of valuation date:
The valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent may adjust any variable described in this document, including but not limited to the valuation date, the initial basket component values and the final basket component values (and any combination thereof) as described in the following sections of the accompanying prospectus supplement:

•    For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities,” “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•    For a description of adjustments that may affect the basket components or the basket as a whole and events that may result in the acceleration of the maturity date, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices,” “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket.  Assuming this treatment is respected, gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the original issue price.

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However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected.  For example, because the DXJ Fund is a basket component, the Trigger PLUS could be treated as subject (in whole or in part) to the constructive ownership transaction rules of Section 1260 of the Code, as discussed in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime referred to above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including the potential application of the constructive ownership rules, possible alternative treatments, and the issues presented by this notice.

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Trigger PLUS.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Trigger PLUS.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in the basket components and the securities composing or held by the basket components, futures and options contracts on the basket components and the securities composing or held by the basket components and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the level, value or price of the basket components, the market value of the Trigger PLUS or any amounts payable on your Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Validity of the Trigger PLUS:
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Trigger PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of

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fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Trigger PLUS.  We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.30 for each Trigger PLUS they sell.

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